Exhibit 10.1

FORM OF COMPANY SUPPORT AGREEMENT

This Company Support Agreement (this “Agreement”) is made as of September 10, 2026 by and among (i) Aperture AC, a Cayman Islands exempted company incorporated with limited liability (together with its successors, including after giving effect to the Domestication (as defined below), “SPAC”), (ii) Atlantic HPC Group Inc., a Delaware corporation (the “Company”), and (iii) AHPC Holding LLC (the “Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement.

WHEREAS, on or about the date hereof, (i) SPAC, (ii) AP Ocean Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of SPAC (“Merger Sub”), (iii) the Company, (iv) Aperture Sponsor LLC, a Delaware limited liability company in the capacity under the Merger Agreement (as defined below) as SPAC Representative thereunder (including any successor SPAC Representative appointed in accordance therewith, the “SPAC Representative”), and (v) AHPC Holding LLC, in the capacity as the Seller Representative, have entered into that certain Business Combination Agreement (as may be amended, modified, supplemented and/or restated from time to time in accordance with the terms thereof, the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, subject to the terms and conditions thereof, upon consummation of the transactions (the “Transactions”) contemplated by the Merger Agreement (the “Closing”), among other matters, (a) SPAC will continue out of the Cayman Islands and become domesticated as a corporation in the State of Delaware (the “Domestication”), and (b) Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving such merger as a wholly-owned subsidiary of SPAC, and as a result of which all of the issued and outstanding capital stock of the Company as of immediately prior to the effective time of Merger shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right for each Company Stockholder to receive shares of the SPAC Common Stock, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable Law;

WHEREAS, as of the date hereof, Holder is the sole record holder and sole beneficial (as such term is defined in Rule 13d-3 under the Exchange Act, which meaning shall apply for all purposes of this Agreement whenever the term “beneficial” or “beneficially” is used) owner, and has full voting power over the number of shares of Common Stock of the Company (“Company Common Stock”), set forth opposite Holder’s name next to the applicable class heading; and

WHEREAS, as a condition to the willingness of SPAC to enter into the Merger Agreement, and as an inducement and in consideration therefor, and in view of the valuable consideration to be received by Holder thereunder, and the expenses and efforts to be undertaken by SPAC and the Company to consummate the Merger Agreement, the Ancillary Documents and the Transactions, SPAC, the Company and Holder desire to enter into this Agreement in order for Holder to provide certain assurances to SPAC regarding the manner in which Holder is bound hereunder to vote any Company Common Stock or other equity interest of the Company which Holder beneficially owns, hold or otherwise has voting power (or which Holder will beneficially own, hold or otherwise have voting power after the date hereof (the “Subject Stock”) during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms (the “Voting Period”) with respect to the Merger Agreement, the Merger, the Ancillary Documents and the Transactions.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Covenant to Vote in Favor of Transactions and Other Actions in Connection with the Transactions. Holder agrees, with respect to all of the Subject Stock:

(a) during the Voting Period, at each meeting of the stockholders of the Company (the “Company Stockholders”) or any class or series thereof, and in each written consent or resolutions of any of the Company Stockholders in which Holder is entitled to vote or consent as a stockholder of the Company, Holder hereby unconditionally and irrevocably agrees to be present for such meeting or otherwise be counted as present thereat for the purpose of establishing a quorum and vote (in person or by proxy), or consent to any action by written consent or resolution, in accordance with the applicable provisions of the Company’s Organizational Documents, including its Bylaws and the Company Charter, dated September 13, 2024 and September 13, 2024, respectively, and with respect to, as applicable, the Subject Stock (i) in favor of, and adopt, the Merger, the Merger Agreement, the Ancillary Documents, any amendments to the Company’s Organizational Documents, and all of the other Transactions (and any actions required in furtherance thereof), (ii) in favor of the other matters set forth in the Merger Agreement, and (iii) to vote the Subject Stock in opposition to: (A) any Acquisition Proposal or Alternative Transaction and any and all other proposals (x) for the acquisition of the Company, (y) that could reasonably be expected to delay or impair the ability of the Company to consummate the Merger, the Merger Agreement or any of the Transactions, or (z) which are in competition with or materially inconsistent with the Merger Agreement or the Ancillary Documents; (B) other than as contemplated by the Merger Agreement or the Ancillary Documents, any material change in (x) the present capitalization of the Company or any amendment of the Company’s Organizational Documents or (y) the Company’s corporate structure or business; or (C) any other action or proposal involving any Target Company that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the Transactions or would reasonably be expected to result in any of the conditions to the Closing under the Merger Agreement not being fulfilled;

(b) to promptly execute and deliver all related documentation and take such other action in support of the Merger, the Merger Agreement, any Ancillary Documents and any of the Transactions as shall reasonably be requested by the Company or SPAC in order to carry out the terms and provision of this Section 1, including, without limitation, (i) execution and delivery to the Company of a Letter of Transmittal and the Transmittal Documents, (ii) if applicable, delivery of Holder’s Company Certificate (or a Lost Certificate Affidavit in lieu of the Company Certificate), duly endorsed for transfer, to SPAC and any similar or related documents and such other documents as may be reasonably requested by SPAC, (iii) any actions by written consent of the Company Stockholders presented to Holder, and (iv) any applicable Ancillary Documents (including, without limitation, a Lock-Up Agreement in substantially the form attached to the Merger Agreement and, to the extent applicable to Holder, a Non-Competition and Non-Solicitation Agreement in substantially the form attached to the Merger Agreement), customary instruments of conveyance and transfer, and any consent, waiver, governmental filing, and any similar or related documents;

(c) not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Subject Stock owned by Holder or his/her/its Affiliates in a voting trust or subject any Subject Stock to any arrangement or agreement with respect to the voting of such Subject Stock, unless specifically requested to do so by the Company and SPAC in connection with the Merger Agreement, the Ancillary Documents or the Transactions;

(d) except as contemplated by the Merger Agreement or the Ancillary Documents, not make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any Subject Stock in connection with any vote or other action with respect to the Transactions, other than to recommend that the stockholders of the Company vote in favor of adoption of the Merger Agreement and the Transactions and any other proposal the approval of which is a condition to the obligations of the parties under the Merger Agreement (and any actions required in furtherance thereof and otherwise as expressly provided by Section 1 of this Agreement);

(e) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable Law at any time with respect to the Merger, the Merger Agreement, the Ancillary Documents and any of the Transactions pursuant to the DGCL; and

(f) that the Holder hereby unconditionally and irrevocably waives any and all pre-emption rights, rights of first offer, rights of first refusal, rights of participation, tag-along rights and all other similar rights that the Holder may have in respect of the Business Combination and/or the Transactions contemplated under the Merger Agreement, whether such rights arise from the Company’s Organizational Documents, any other agreement, contract and/or arrangement (whether written or unwritten), at law or otherwise.

2. Grant of Proxy. The Holder, with respect to all of Holder’s Subject Stock, hereby irrevocably grants to, and appoints, SPAC and any designee of SPAC (determined in SPAC’s sole discretion) as Holder’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in Holder’s name, to vote, or cause to be voted (including by proxy or written consent, if applicable), any Subject Stock owned (whether beneficially or of record) by Holder as of the date hereof and as of immediately prior to the Effective Time, solely with respect to: (i) the approval and adoption of the Merger Agreement and the Transactions contemplated thereby (including the Merger), (ii) any amendments to the Company’s Organizational Documents as contemplated by the Merger Agreement, and (iii) any other matters expressly set forth in Section 1(a) of this Agreement; provided, that such proxy shall be exercisable solely in the event that, and for so long as, Holder shall have failed to vote, or to deliver a written consent with respect to, the Subject Stock in accordance with Section 1(a) within three (3) Business Days following Holder’s receipt of a written request from SPAC to do so; provided, further, that such proxy shall not extend to any amendment or modification to the Merger Agreement that would have a material and adverse economic effect on the Holder. SPAC hereby covenants and agrees that it shall exercise the proxy granted pursuant to this Section 2 solely in a manner consistent with the terms and conditions of the Merger Agreement. The proxy granted by Holder pursuant to this Section 2 is irrevocable and is granted in consideration of SPAC entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. The Holder hereby affirms that such irrevocable proxy is coupled with an interest by reason of the Merger Agreement and, except upon the termination of this Agreement in accordance with Section 6(a), is intended to be irrevocable. The Holder agrees, until this Agreement is terminated in accordance with Section 6(a), to vote its Subject Stock in accordance with Section 1 above.

3. Other Covenants.

(a) No Transfers. The Holder agrees that during the Voting Period it shall not, and shall cause its Affiliates not to, without SPAC’s prior written consent, (A) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”); (B) enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Subject Stock; (C) grant any proxies or powers of attorney with respect to any or all of the Subject Stock; (D) permit to exist any lien of any nature whatsoever (other than those imposed by this Agreement, applicable securities Laws or the Company’s Organizational Documents, as in effect on the date hereof) with respect to any or all of the Subject Stock; or (E) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting Holder’s ability to perform its obligations under this Agreement; provided, however, that the foregoing restrictions shall not apply to any Transfer (a “Permitted Transfer”): (i) to any Affiliate of Holder, including to any member, partner, stockholder, or other equity holder of Holder, or to any family member or trust for the benefit of Holder or Holder’s family members, (ii) by will or intestate succession upon the death of Holder, (iii) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union, or (iv) with the prior written consent of SPAC (such consent not to be unreasonably withheld, conditioned or delayed); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to SPAC, to assume all of the obligations of Holder under, and be bound by all of the terms of, this Agreement. SPAC shall promptly notify the Company of any consent granted by SPAC to a Transfer of Subject Stock and of any Permitted Transfer of which SPAC becomes aware. The Company hereby agrees that it shall not permit any Transfer of the Subject Stock in violation of this Agreement. The Holder agrees with, and covenants to, SPAC that Holder shall not request that the Company register the Transfer (book-entry or otherwise) of any certificate or uncertificated share representing any Subject Stock during the term of this Agreement without the prior written consent of SPAC, and the Company hereby agrees that it shall not effect any such Transfer.

(b) Changes to Subject Stock. In the event of an equity distribution, or any change in the equity interests of the Company by reason of any equity distribution, equity split, recapitalization, combination, conversion, exchange of equity interests or the like, the term “Subject Stock” shall be deemed to refer to and include the Subject Stock as well as all such equity distributions and any securities into which or for which any or all of the Subject Stock may be changed or exchanged or which are received in such transaction. The Holder agrees during the Voting Period to notify SPAC and the Company promptly in writing of the number and type of any changes to Holder’s ownership of or voting rights with respect to the Subject Stock, upon Holder’s acquisition or commitment to acquire any additional Subject Stock or upon any other changes involving Holder relating to the equity interests or securities convertible or exercisable for equity interests of the Company.

(c) Compliance with Merger Agreement. The Holder agrees during the Voting Period not to take or agree or commit to take any action that would make any representation and warranty of Holder contained in this Agreement inaccurate in any material respect. The Holder further agrees that it shall use its commercially reasonable efforts to cooperate with SPAC to effect the Merger, all other Transactions, the Merger Agreement, the Ancillary Documents and the provisions of this Agreement. During the Voting Period, the Holder shall not authorize or permit any of its Representatives to, directly or indirectly, take any action that the Company is prohibited from taking pursuant to Section 5.2 of the Merger Agreement (unless SPAC shall have consented thereto).

(d) Registration Statement. During the Voting Period, the Holder agrees to provide to SPAC, the Company and their respective Representatives any information regarding Holder or the Subject Stock that is reasonably requested by SPAC, Company or their respective Representatives for inclusion in the Registration Statement.

(e) Publicity. No Holder shall issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and SPAC. The Holder hereby authorizes the Company and SPAC to publish and disclose in any announcement or disclosure required by the SEC, Nasdaq or the Registration Statement (including all documents and schedules filed with the SEC in connection with the foregoing), Holder’s identity and ownership of the Subject Stock and the nature of Holder’s commitments and agreements under this Agreement, the Merger Agreement and any other Ancillary Documents.

4. Representations and Warranties of Holder. The Holder hereby represents and warrants to SPAC and the Company as follows:

(a) Binding Agreement. Holder (i) if a natural person, is of legal age to execute this Agreement and is legally competent to do so and (ii) if not a natural person, is (A) a corporation, limited liability company, company or partnership duly organized and validly existing under the laws of the jurisdiction of its organization and (B) has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If Holder is not a natural person, the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by Holder has been duly authorized by all necessary corporate, limited liability or partnership action on the part of Holder, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights, and to general equitable principles). Holder understands and acknowledges that SPAC is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by Holder.

(b) Ownership of Subject Stock. As of the date hereof, Holder has beneficial ownership over the Subject Stock set forth under Holder’s name on the signature page hereto, is the lawful owner of such Subject Stock, has the sole power to vote or cause to be voted such Subject Stock (to the extent the Subject Stock have associated voting rights), and has good and valid title to such Subject Stock, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those imposed by this Agreement, applicable securities Laws or the Company’s Organizational Documents, as in effect on the date hereof. There are no claims for finder’s fees or brokerage commission or other like payments in connection with this Agreement or the transactions contemplated hereby payable by Holder pursuant to arrangements made by Holder. Except for the Subject Stock of the Company set forth under Holder’s name on the signature page hereto, as of the date of this Agreement, Holder is not a beneficial owner or record holder of any: (i) equity securities of the Company, (ii) securities of the Company having the right to vote on any matters on which holders of equity securities of the Company may vote or which are convertible into or exchangeable for, at any time, equity securities of the Company or (iii) options, warrants or other rights to acquire from the Company any equity securities or securities convertible into or exchangeable for equity securities of the Company.

(c) No Conflicts. No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby. None of the execution and delivery of this Agreement by Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby shall (i) conflict with or result in any breach of the certificate of incorporation, bylaws or other comparable organizational documents of Holder, if applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which Holder is a party or by which Holder or any of the Subject Stock or its other assets may be bound, or (iii) violate any applicable Law or Order, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair Holder’s ability to perform its obligations under this Agreement in any material respect.

(d) No Inconsistent Agreements. Holder hereby covenants and agrees that, except for this Agreement, Holder (i) has not entered into, nor will enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Subject Stock, (ii) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Subject Stock and (iii) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of Holder contained herein untrue or incorrect in any material respect or have the effect of preventing Holder from performing any of its material obligations under this Agreement.

5. Waiver and Release of Claims. Holder covenants and agrees as follows:

(a) Subject to and conditioned upon the Closing, effective as of the Closing (and subject to the limitations set forth in paragraph (d) below), Holder, on behalf of itself and its Affiliates and its and their respective successors, assigns, representatives, administrators, executors and agents, and any other person or entity claiming by, through, or under any of the foregoing (each a “Releasing Party” and, collectively, the “Releasing Parties,” provided, for the avoidance of doubt, that SPAC shall not be deemed a Releasing Party hereunder), does hereby unconditionally and irrevocably release, waive and forever discharge SPAC, the Company, and each of their past and present directors, officers, employees, agents, predecessors, successors, assigns, and Subsidiaries, from any and all past or present claims, demands, damages, judgments, causes of action and liabilities of any nature whatsoever, whether or not known, suspected or claimed, arising directly or indirectly from any act, omission, event or transaction occurring (or any circumstances existing) at or prior to the Closing, in each case to the extent arising out of or relating to Holder’s capacity as a current or former stockholder of the Company or holder of any other equity securities of the Company (or securities convertible into equity securities of the Company) (each a “Claim” and, collectively, the “Claims”). For the avoidance of doubt, this release does not extend to any fraud, willful misconduct, or criminal acts, or to any claims arising under federal or state securities laws.

(b) Holder acknowledges that it may hereafter discover facts in addition to or different from those which it now knows or believes to be true with respect to Claims described in Section 5(a), and that it may hereafter come to have a different understanding of the law that may apply to such Claims, but it affirms that, except as is otherwise specifically provided herein, it is its intention to fully, finally and forever settle and release the Claims specifically described in Section 5(a). In furtherance of this intention, Holder acknowledges that the releases contained in Section 5(a) shall be and remain in effect as releases with respect to the Claims described therein notwithstanding the discovery or existence of any such additional facts or different understandings of Law.

(c) Holder understands that Holder has the right not to release existing Claims of which Holder is not aware, unless Holder voluntarily chooses to waive this right with respect to the specific, narrow category of Claims described in Section 5(a). Having been so apprised, and solely with respect to the Claims described in Section 5(a), Holder elects to assume the risks for such Claims that exist, existed or may hereafter exist in its favor, known or unknown, suspected or unsuspected, in each case, effective as of the Closing. Holder acknowledges and agrees that the foregoing waiver is a material term of the release provided pursuant to this Section 5 and that, without such waiver with respect to the Claims described in Section 5(a), SPAC and the Company would not have agreed to the terms of this Agreement.

(d) Notwithstanding the foregoing provisions of this Section 5 or anything to the contrary set forth herein, the Releasing Parties do not release or discharge, and each Releasing Party expressly does not release or discharge: (i) any Claims that arise under or are based upon the terms of the Merger Agreement, this Agreement, any of the Ancillary Documents, or any other document, certificate or Contract executed or delivered in connection with the Merger Agreement, as each such agreement or instrument may be amended in accordance with its terms and the terms set forth in (A) the Merger Agreement or (B) this Agreement or the other Ancillary Documents (if and to the extent applicable), (ii) any Claims for indemnification, contribution, set-off, reimbursement or similar rights pursuant to any organizational document of the Company or any indemnity or similar agreements by the Company with or for the benefit of a Releasing Party solely to the extent (in each case) contemplated by Section 5.18 of the Merger Agreement, (iii) any Claims for compensation, reimbursement of expenses or benefits payable to Holder in his, her or its capacity as an officer, director, employee, consultant or contractor of the Company or any of its Subsidiaries; or (iv) any Claims for obligations pursuant to, or other rights set forth in, any employment or similar agreement between Holder, on the one hand, and the Company or any Subsidiary of the Company, on the other hand, together with any other agreements, documents, instruments or certificates contemplated by the foregoing, as well as any other employment related rights that Holder has by Contract or pursuant to applicable Law; or (v) any Claims in respect of any loan, advance, note, account payable or other indebtedness owed by the Company or any of its Subsidiaries to Holder or any of its Affiliates, or any dividend or distribution declared by the Company and unpaid as of the Closing.

6. Miscellaneous.

(a) Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of SPAC, the Company or Holder shall have any rights or obligations hereunder, upon the earliest to occur of (i) the mutual written consent of SPAC and the Company, (ii) the Effective Time (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Effective Time), and (iii) the date of termination of the Merger Agreement in accordance with its terms. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Section 6 shall survive the termination of this Agreement.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be assigned, transferred or delegated by operation of Law or otherwise without the prior written consent of SPAC and the Company, and any purported assignment, transfer or delegation without such consent shall be null and void; provided that no such assignment shall relieve the assigning party of its obligations hereunder. Each of the Company and SPAC may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflict of laws principles thereof; provided, that the internal corporate and constitutional matters of SPAC prior to the Domestication shall be governed by the Laws of the Cayman Islands. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware in and for New Castle County, Delaware or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court (or, in each case, any appellate court thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 6(g). Nothing in this Section 6(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(e).

(f) Interpretation. The titles and subtitles contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs, including any defined terms, include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; (iv) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; and (v) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (a) in person, (b) by email with affirmative confirmation of receipt, (c) one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (d) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to SPAC, to: Aperture AC 835 Wilshire Blvd. 5th Floor Los Angeles, CA 90017 Attn: Calvin Kung Telephone No.: 424 253 0908 Email:

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attn: Barry I. Grossman, Esq.;

   Matthew A. Gray, Esq.

Telephone No.: (212) 370-1300

Email:

If to the Company, to: Atlantic HPC Group Inc. 25 Edelman, Suite 200 Irvine, CA 92618 Attn: Benson Liu, Chief Financial Officer Email:

with a copy (which will not constitute notice) to:

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Floor

New York, NY 10022

Attn: Ying Li, Esq.
Sally Yin, Esq.

Telephone No.: (212) 530-2206
Email: yli@htflawyers.com

sally.yin@htflawyers.com

If to Holder, to: the address set forth under Holder’s name on the signature page hereto, with a copy (which will not constitute notice) to, if not the party sending the notice, each of the Company and SPAC (and each of their copies for notices hereunder).

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of SPAC, the Company and the Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. The Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and the Company and SPAC will not have an adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, the Company and SPAC shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Expenses. Subject to Section 7.3 of the Merger Agreement, each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

(l) No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among the Holder, the Company and SPAC, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Company Stockholders entering into voting agreements with the Company or SPAC. Holder is not affiliated with any other holder of Company Securities entering into a voting or support agreement with the Company or SPAC in connection with the Merger Agreement and Holder has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in the Company or SPAC any direct or indirect ownership or incidence of ownership of or with respect to any Subject Stock.

(m) Capacity as Stockholder. The Holder executes and delivers this Agreement solely in its capacity as a stockholder of the Company, and not in any other capacity, including any capacity as a director, officer, employee or consultant of the Company or any of its Subsidiaries. Nothing in this Agreement shall be construed to (i) restrict, limit, prohibit or affect any action or inaction by Holder, or any Affiliate, principal, partner, member, director, officer or other representative of Holder, in his, her or its capacity as a director or officer of the Company or any of its Subsidiaries, or (ii) prohibit, limit or restrict the exercise of any fiduciary duties owed by any such person in such capacity, in each case to the extent permitted by, and taken in compliance with, the Merger Agreement.

(n) Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(o) Entire Agreement. This Agreement (together with the Merger Agreement to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of SPAC or the Company or any of the obligations of Holder under any other agreement between Holder and SPAC or the Company or any certificate or instrument executed by Holder in favor of SPAC or the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of SPAC or the Company or any of the obligations of Holder under this Agreement.

(p) Counterparts. This Agreement may be executed and delivered (including by electronic signature or by email in portable document format) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Company Support Agreement as of the date first written above.

The SPAC:

APERTURE AC

By:	/s/ Calvin Kung
Name:	Calvin Kung
Title:	Chief Executive Officer

The Company:

ATLANTIC HPC GROUP INC.

By:	/s/ Jacqueline Jiang
Name:	Jacqueline Jiang
Title:	Chief Executive Officer

Holder:

Name of Holder:
By:
Name:
Title:

Number and Type of Shares:

__________________Company Common Stock

Address for Notice:

Address:

Telephone No.:

Email:

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